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                                                                    EXHIBIT 5.01

                                August 23, 2001

VERITAS Software Corporation
350 Ellis Street
Mountain View, California 94043

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VERITAS Software Corporation ("VERITAS" or the "Company") with the Securities and Exchange Commission (the "Commission") on or about August 27, 2001 in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of your common stock, par value $0.001 per share (the "Stock"), subject to issuance by you upon the exercise of options granted under the Stock Option Agreement between you and Gary Bloom dated November 29, 2000 (the "Stock Option Agreement").

         In rendering this opinion, we have examined:

         (1) the Registration Statement, together with the exhibits filed as a part thereof;


         (2) the Prospectus prepared in connection with the Registration Statement;


         (3) a copy of the Company's Amended and Restated Certificate of Incorporation certified by the Delaware Secretary of State on May 28, 1999 (the "Restated Articles") and amendments thereto;

         (4) a copy of the Company's Bylaws, as amended through July 18, 2000, certified by the Company's Secretary on July 18, 2000 (the "Bylaws");

         (5) the minutes of meetings and actions by written consent of the Board of Directors relating to the authorization of the Stock Option Agreement;

         (6) a management certificate addressed to us dated August 21, 2001 and executed by you containing factual and other representations and a certificate addressed to us dated of even date herewith and executed by you representing that such factual and other representations contained in the management certificate are still true and correct; and

         (7) stock records that you provided to us (consisting of a certificate from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of August 20, 2001 and a list showing the holders of grants or warrants or other rights to purchase shares of the Company's capital stock prepared by the Company and dated as of August 17, 2001 and verifying the number of such issued and outstanding securities).

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents


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submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the management certificate you provided to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

         Based upon the foregoing, it is our opinion that the 2,500,000 shares of Stock that may be issued and sold by you upon the exercise of options granted under the Stock Option Agreement, when issued, sold and delivered in accordance with the Stock Option Agreement and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    FENWICK & WEST LLP

                                    By: /s/ Horace L. Nash
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                                       Horace L. Nash, Partner